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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):      July 1, 1996





                             TJ INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



    DELAWARE                         0-7469                    82-0250992
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 (State or other                   (Commission              (I.R.S. Employer
  jurisdiction                    File Number)              Identification No.)
of incorporation)


                        200E. Mallard Drive Boise, Idaho          83706
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                    (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code  (208)  345-8500



                                             EXHIBIT INDEX, Page 3


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Item 2.        ACQUISITION OR DISPOSITION OF ASSETS

     (a) On July 1, 1996, the Company announced that it closed the sale of the assets of its Norco Windows division, to JELD-WEN Inc., a Klamath Falls, Ore.-based manufacturer of premium wood windows and doors. The company anticipates proceeds from the transaction to be approximately $30 million.

               Related to this sale, TJ International also announced it will call its Series 1989 Twin Falls, Industrial Development Revenue Bonds for redemption on the first optional redemption date of November 1,
          1999.   The company will continue to pay the bonds as they become due until that date.

               Payment of principal and interest and the redemption price on the bonds will be made from funds deposited by TJ International with trustee West One Bank. Bond holders will continue to receive principal and interest payments as scheduled May 1 and November 1 of each year until November 1, 1999.



Item 7.        EXHIBITS

     (c)       EXHIBIT NUMBER

               1 The Asset Purchase Agreement between TJ International, Inc., Norco Windows, Inc., and JELD-WEN, Inc. dated July 1, 1996.



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        TJ INTERNATIONAL, INC.
                                        --------------------------------
                                        (Registrant)

Date: July 15, 1996                     By:   /s/ Valerie A. Heusinkveld
                                              --------------------------
                                                  Valerie A. Heusinkveld
                                                  Vice President & Chief
                                                  Financial Officer


                                        2

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                                  EXHIBIT INDEX

Exhibit No.                    Description                      Document No.
- -----------                    -----------                      ------------

     1              The Asset Purchase Agreement between              1
                    TJ International, Inc., Norco Windows,
                    Inc., and JELD-WEN, Inc. dated July 1, 1996.


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